                                                                    EXHIBIT 10.4

                            INDEMNIFICATION AGREEMENT



        This Indemnification Agreement (this "Agreement") dated as of ___________, 19__, is made between BSQUARE CORPORATION, a Washington corporation (the "Company"), and _________________ ("Indemnitee").

                                    RECITALS

        A. Indemnitee is an officer or director of the Company and in such capacity is performing valuable services for the Company.

        B. The Company and Indemnitee recognize the difficulty in obtaining directors' and officers' liability insurance, the significant cost of such insurance and the general reduction in the coverage of such insurance.

        C. The Company and Indemnitee further recognize the substantial increase in litigation subjecting officers and directors to expensive litigation risks at the same time that such liability insurance has been severely limited.

        D. The shareholders of the Company have adopted articles of incorporation (the "Articles") and bylaws (the "Bylaws") providing for indemnification of the officers, directors, agents and employees of the Company to the full extent permitted by the Washington Business Corporation Act (the "Statute").

        E. The Articles, Bylaws and the Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and the members of its Board of Directors and its officers with respect to indemnification of such directors and officers.

        F. The Company desires to provide Indemnitee with specific contractual assurance of Indemnitee's rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Company's Articles or Bylaws or any change in the ownership of the Company or the composition of its Board of Directors), which indemnification is intended to be greater than that which is afforded by the Company's Articles, Bylaws and, to the extent insurance is available, the coverage of Indemnitee under the Company's director and officers liability insurance policies, but in no event shall such indemnification be greater than that allowed by law.

        G. In order to induce Indemnitee to continue to serve as an officer and/or director, as the case may be, of the Company, the Company has agreed to enter into this Agreement with Indemnitee.

                                    AGREEMENT

        in consideration of the recitals above, the mutual covenants and agreements herein contained, and Indemnitee's continued service as an officer and/or director, as the case may be, of the Company after the date hereof, the parties to this Agreement agree as follows.

1.      INDEMNITY OF INDEMNITEE

        1.1 SCOPE

        The Company agrees to hold harmless and indemnify Indemnitee to the full extent permitted by law. notwithstanding that such indemnification is not specifically authorized by this Agreement, the Articles, the Bylaws, the Statute or otherwise. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Washington corporation to indemnify a member of its board of directors or an officer, such changes, to the extent that they would expand Indemnitee's rights hereunder, shall be within the purview of Indemnitee's rights and the Company's obligations hereunder, and, to the extent that they would narrow Indemnitee's rights hereunder, shall be excluded from this Agreement; provided, however, that any change that is required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee's rights hereunder.

        1.2 NONEXCLUSIVITY

        The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Articles, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the Statute, or otherwise, whether as to action in Indemnitee's official capacity or otherwise.

        1.3 ADDITIONAL INDEMNITY

        if Indemnitee was or is made a party, or is threatened to be made a party, to or is otherwise involved (including, without limitation, as a witness) in any Proceeding (as defined below), the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement and other expenses incurred in connection with such Proceeding) (collectively, "Damages").

        1.4 DEFINITION OF PROCEEDING

        For purposes of this Agreement, "Proceeding" shall mean any actual, pending or threatened action, suit, arbitration, alternative dispute resolution process, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which Indemnitee is, was or becomes involved by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or that, being or having been such a director, officer, employee or agent, Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively a "Related Company"), including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by Indemnitee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent; provided, however, that, except with respect to an action to enforce the provisions of this Agreement, "Proceeding" shall not include any action, suit, claim or proceeding instituted by or at the direction of Indemnitee unless such action, suit, claim or proceeding is or was authorized by the Company's Board of Directors.

        1.5 DETERMINATION OF ENTITLEMENT

        In the event that a determination of Indemnitee's entitlement to indemnification is required pursuant to Section 23B.08.550 of the Statute or any successor thereto or pursuant to other applicable law, the appropriate decision-maker shall make such determination; provided, however, that Indemnitee shall initially be presumed in all cases to be entitled to indemnification, that Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Company a declaration made under penalty of perjury that such fact is true and that, unless the Company shall deliver to Indemnitee written notice of a determination that Indemnitee is not entitled to indemnification within twenty (20) days of the Company's receipt of Indemnitee's initial written request for indemnification, such determination shall conclusively be deemed to have been made in favor of the Company's provision of indemnification and Company hereby agrees not to assert otherwise.

        1.6 SURVIVAL

        The indemnification provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to be a director, officer, employee, trustee or agent of the Company or a Related Company.

2.      EXPENSE ADVANCES

        2.1 GENERALLY

        The right to indemnification of Damages conferred by Section 1 shall include the right to have the Company pay Indemnitee's expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding's final disposition (such right is referred to hereinafter as an "Expense Advance").

        2.2 CONDITIONS TO EXPENSE ADVANCE

        The Company's obligation to provide an Expense Advance is subject to the following conditions:

               2.2.1 UNDERTAKING

               If the Proceeding arose in connection with Indemnitee's service as a director or officer of the Company (and not in any other capacity in which Indemnitee rendered service, including service to any Related Company), then Indemnitee or his or her representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advances if and to the extent that it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties and the question that Indemnitee is not entitled to be indemnified for such Expense Advance under this Agreement or otherwise.

               2.2.2 COOPERATION

               Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee's power.

               2.2.3 AFFIRMATION

               Indemnitee shall furnish, upon request by the Company and if required under applicable law, a written affirmation of Indemnitee's good faith belief that any applicable standards of conduct have been met by Indemnitee.

3.      PROCEDURES FOR ENFORCEMENT

        3.1 ENFORCEMENT

        In the event that a claim for indemnity, an Expense Advance or otherwise is made hereunder and is not paid in full within sixty days (twenty days for an Expense Advance) after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an "Enforcement Action").

        3.2 PRESUMPTIONS IN ENFORCEMENT ACTION

        In any Enforcement Action the following presumptions (and limitation on presumptions) shall apply: (a) The Company shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed on it hereunder in order to induce Indemnitee to continue as an officer and/or director, as the case may be, of the Company; (b) Neither (i) the failure of the Company (including the Company's Board of Directors, independent or special legal counsel or the Company's shareholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances nor (ii) an actual determination by the Company, its Board of Directors, independent or special legal counsel or shareholders that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and (c) If Indemnitee is or was serving as a director, officer, employee, trustee or agent of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company or in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Company or a wholly owned subsidiary of the Company is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust or enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the request of the Company.

        3.3 ATTORNEYS' FEES AND EXPENSES FOR ENFORCEMENT ACTION

        In the event Indemnitee is required to bring an Enforcement Action, the Company shall indemnify and hold harmless Indemnitee against all of Indemnitee's fees and expenses in bringing and pursuing the Enforcement Action (including reasonable attorneys' fees at any stage, including on appeal); provided, however, that the Company shall not be required to provide such indemnity for such attorneys' fees or expenses if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Enforcement Action was not made in good faith or was frivolous.

4.      LIMITATIONS ON INDEMNITY; MUTUAL ACKNOWLEDGEMENT

        4.1 LIMITATION ON INDEMNITY

        No indemnity pursuant to this Agreement shall be provided by the
Company: (a) On account of any suit in which a final, unappealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto; (b) For Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company; (c) On account of Indemnitee's conduct which is finally adjudged to have been intentional misconduct, a knowing violation of law or the RCW 23B.08310 or any successor provision of the Statute, or a transaction from which Indemnitee derived benefit in money, property or services to which Indemnitee is not legally entitled; or (d) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

        4.2 MUTUAL ACKNOWLEDGEMENT

        The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

5.      NOTIFICATION AND DEFENSE OF CLAIM

        5.1 NOTIFICATION

        Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have prejudiced the Company's ability to defend the Proceeding.

        5.2 DEFENSE OF CLAIM

        With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof: (a) The Company may participate therein at its own expense; (b) The Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent; (d) The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; and (e) Neither the Company nor Indemnitee will unreasonably withhold its, his or her consent to any proposed settlement.

6.      SEVERABILITY

        Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fall to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 6. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

7.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Indemnitee as follows:

        (a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

        (b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

8.      GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION

        (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Washington.

        (b) This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, Indemnitee's heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

        (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:


BSQUARE CORPORATION


By ____________________________________



INDEMNITEE:


By ____________________________________